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                                                EXHIBIT 10 (e)(1)
                                                -----------------



                  MARITIME OVERSEAS CORPORATION
                        511 FIFTH AVENUE
                      NEW YORK, N.Y.  10017



                                   As of August 9, 1973



Overseas Shipholding Group, Inc.
511 Fifth Avenue
New York, N.Y.  10017

Gentlemen:

     Reference is made to the various agreements between Maritime Overseas Corporation ("MOC") and Overseas Shipholding Group, Inc. ("OSG"), OSG's subsidiaries and OSG's 50%-owned corporations (hereinafter collectively the "OSG Group of Companies"), under which MOC serves as agent in connection with the management and operation of vessels, as exclusive chartering broker, and as exclusive broker in connection with purchase, sale and construction of vessels for the OSG Group of Companies and renders certain additional services to the OSG Group of Companies.

      MOC hereby agrees that if its consolidated net income from shipping operations in any calendar year commencing with the year ending December 31, 1973 shall exceed the agreed maximum hereinafter set forth, brokerage commissions payable by the OSG Group of Companies in respect of such year shall be reduced to such extent as will result in reducing MOC's consolidated net income from shipping operations for such year to the agreed maximum for such year. The agreed maximum consolidated net income from shipping operations for the year ending December 31,
1973  shall  be  $        ;  the  agreed maximum  for  each  year
thereafter  shall  be 10% more than the agreed  maximum  for  the immediately  preceding year, so that the agreed maximum  for  the
year  ending  December 31, 1974 will  be  $        ,  the  agreed
maximum   for  the  year  ending  December  31,  1975   will   be
$        uand  so  forth.  Consolidated net income from  shipping
operations shall be calculated each year by MOC's regularly employed accountants, subject to verification by OSG, in accordance with generally accepted accounting principles applied on a consistent basis, after provision for all federal and state taxes on income from shipping operations. MOC's shipping operations include management and operation of vessels, serving as ship brokers, and any and all operations relating to shipping, including without limitation all services rendered by MOC or its subsidiaries to the OSG Group of Companies and any similar services that may be rendered by MOC or its subsidiaries to any other person, firm or corporation engaged in the shipping business.

      If there should be any reduction in brokerage fees payable by the OSG Group of Companies by reason of the foregoing provisions, the reduction in such fees shall be allocated among the OSG Group of Companies in such manner and in such amounts as shall be designated by OSG. Any overpayment of brokerage fees shall be refunded by MOC promptly upon the determination of the amount thereof and the designation by OSG of the companies entitled thereto.

      MOC understands that effective from the effective date hereof the salaries of all officers of OSG will be determined by the Board of Directors of OSG and paid by OSG. Messrs. Hettena, Feder and Kliger, all of whom are now officers of OSG, have in the past served as officers of MOC, and have received compensation from MOC. It is anticipated that each will continue to serve as an officer of MOC. We hereby confirm that to the extent services performed by Messrs. Hettena, Feder and Kliger are required to be provided by MOC to the OSG Group of Companies pursuant to existing agreements between MOC and the OSG Group of Companies, MOC will reimburse such salaries to OSG, with a view to having the OSG Group of Companies bear the economic cost of only the same portion of the salaries of Messrs. Hettena, Feder and Kliger as is required to be borne by the OSG Group of Companies under the existing agreements.

     MOC further undertakes that so long as it manages vessels of the OSG Group of Companies, the rate of salary MOC pays to its highest paid executive shall not exceed twice the rate of salary being paid by OSG to OSG's highest paid executive except with the specific approval of the Board of Directors of OSG.


                                   Very truly yours,

                                   MARITIME OVERSEAS CORPORATION


                                   By:--------------------------


AGREED TO:

OVERSEAS SHIPHOLDING GROUP, INC.


By: --------------------------